Exhibit 99.1

FleetCor Reports First Quarter 2012 Financial Results

Adjusted Net Income Increases 29% Versus Prior Year

NORCROSS, Ga., May 9, 2012 — FleetCor Technologies, Inc. (NYSE: FLT), a leading independent global provider of fuel cards and specialized payment products to businesses, today reported financial results for its first quarter ended March 31, 2012.

“We are very pleased with our first quarter results which include reported revenue growth of 32% and adjusted net income growth of 29%,” said Ron Clarke, chairman, and chief executive officer, FleetCor Technologies, Inc. “Our strong first quarter results were helped by two key strategic acquisitions at the end of last year which included a new served segment for FleetCor in the UK and entry into the Latin American market in Mexico. In addition, we have just announced that we signed an arrangement agreement to acquire CTF Technologies, the leading fuel payment platform provider in Brazil. This acquisition is consistent with our global acquisition strategy of identifying attractive assets with performance upside, particularly in emerging markets.”

Financial results for the first quarter of 2012:

GAAP Results

•	Total revenues, net in the first quarter of 2012 increased 32% to $146.2 million compared to $111.0 million in the first quarter of 2011

•	Net income in the first quarter of 2012 increased 30% to $42.1 million, or $0.49 per diluted share, compared to $32.3 million, or $0.39 per diluted share in the first quarter of 2011

Non-GAAP Results

•	Adjusted revenues[1] (revenues, net less merchant commissions) in the first quarter of 2012 also increased 32% to $135.8 million compared to $102.7 million in the first quarter of 2011

•	Adjusted net income[1] in the first quarter of 2012 increased 29% to $50.8 million, or $0.60 per diluted share, compared to $39.2 million, or $0.47 per diluted share in the first quarter of 2011

2012 Outlook:

FleetCor is guiding to the high end of its previously reported guidance range, excluding the impact of the pending CTF acquisition:

•	Revenues, net between $615 million and $625 million

•	Adjusted Net Income between $217 million and $222 million

•	Adjusted Net Income per diluted share between $2.55 and $2.60

The Company’s full-year 2012 guidance assumptions remain unchanged with the exception of the following:

•

An increase in the average diluted shares outstanding, from 85.2 million shares in the prior guidance to 85.9 million shares. The increase in diluted shares is primarily due to the increase in the Company’s share price in the first quarter.

[1]	Reconciliations of GAAP results to non GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibit 2 and segment information is provided in Exhibit 3.

The remaining assumptions are unchanged, and are as follows:

•	Fuel prices flat to 2011 average fuel price

•	A 0.2% increase in our effective tax rate from 30.1% in 2011 to 30.3% in 2012

•	Foreign exchange rates materially consistent with those prevailing at the time we initially provided guidance

•	No impact from future acquisitions or material new partnership agreements

“We expect the pending acquisition of CTF Technologies to be accretive to both revenue and profit in 2012 and expect the acquisition to add $0.04 to $0.05 in adjusted net income per diluted share, including deal and restructuring costs and assuming a close date of June 30,” said Eric Dey, chief financial officer, Fleetcor Technologies, Inc. “We will incorporate the CTF impact into our overall guidance, once we close the CTF transaction.”

Conference Call

The Company will host a conference call to discuss first quarter of 2012 financial results May 9th at 5:00pm ET. Hosting the call will be Ron Clarke, chief executive officer, and Eric Dey, chief financial officer. The conference call can be accessed live over the phone by dialing 877-941-2068, or for international callers 480-629-9712. A replay will be available one hour after the call and can be accessed by dialing 877-870-5176 or 858-384-5517 for international callers; the conference ID is 4534714. The replay will be available until Wednesday, May 16, 2012. The call will be webcast live from the Company’s investor relations website at investor.fleetcor.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FleetCor’s beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to revenue and earnings guidance, economic outlook, assumptions underlying financial guidance, the anticipated consummation of the CTF acquisition, and management’s plans for 2012 and confidence in prospects for growth. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as delays or failures associated with implementation; fuel price and spread volatility; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new partnership arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such partnerships or acquired businesses; failure to successfully expand business internationally; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets, as well as the other risks and uncertainties identified under the caption “Risk Factors” in FleetCor’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on February 29, 2012. FleetCor believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FleetCor does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

About Non-GAAP Financial Measures

Adjusted revenues, net are calculated as revenues less merchant commissions. Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock-based compensation expense related to share-based compensation awards, (b) amortization of deferred financing costs and intangible assets, (c) amortization of the premium recognized on the purchase of receivables and, (d) loss on the early extinguishment of debt. The company uses adjusted revenues as a basis to evaluate the company’s revenues, net of the commissions that are paid to merchants to participate in our card programs. The commissions paid to merchants can vary when market spreads fluctuate in much the same way as revenues are impacted when market spreads fluctuate. The company believes this is a more effective way to evaluate the company’s revenue performance. We prepare adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted revenues and adjusted net income are supplemental measures of operating performance that do not represent and should not be considered as an alternative to revenues, net, net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock-based compensation expense is not a key measure of our core operating performance. We also believe that amortization expenses can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also exclude loss on the early extinguishment of debt from adjusted net income, as this expense is non-cash and is one-time in nature and does not reflect the ongoing operations of the business.

Management uses adjusted revenues and adjusted net income:

•	as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted revenues and adjusted net income are used by investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FleetCor

FleetCor is a leading global provider of fuel cards and specialized payment products to businesses. FleetCor’s payment programs enable businesses to better control employee spending and provide card-accepting merchants with a high volume customer base that can increase their sales and customer loyalty. FleetCor serves commercial accounts in North America, Latin America, and Europe. For more information, please visit www.fleetcor.com.

Contact:

Investor Relations

investor@fleetcor.com

770-729-2017

FleetCor Technologies, Inc. and subsidiaries

GAAP Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues, net	$146,165	$111,005

Expenses:
Merchant commissions	10,393	8,277
Processing	25,579	17,932
Selling	10,175	7,787
General and administrative	23,823	17,915
Depreciation and amortization	11,720	8,607

Operating income	64,475	50,487

Other expense (income), net	588	(34)
Interest expense, net	3,563	3,363

Total other expense	4,151	3,329

Income before income taxes	60,324	47,158
Provision for income taxes	18,245	14,823

Net income	$42,079	$32,335

Basic earnings per share	$0.51	$0.40
Diluted earnings per share	$0.49	$0.39

Weighted average shares outstanding:
Basic shares	82,565	79,937
Diluted shares	85,164	83,378

FleetCor Technologies, Inc. and subsidiaries

Consolidated Balance Sheets

(In thousands, except share and par value amounts)

	March 31, 2012	December 31, 2011
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$287,119	$285,159
Restricted cash	57,209	55,762
Accounts receivable (less allowance for doubtful accounts of $17,742 and $15,315, respectively)	599,810	481,791
Securitized accounts receivable - restricted for securitization investors	341,000	280,000
Prepaid expenses and other current assets	17,305	15,416
Deferred income taxes	4,337	4,797

Total current assets	1,306,780	1,122,925

Property and equipment	99,479	93,380
Less accumulated depreciation and amortization	(65,252)	(60,656)

Net property and equipment	34,227	32,724

Goodwill	763,487	823,549
Other intangibles, net	373,412	299,460
Other assets	83,010	45,834

Total assets	$2,560,916	$2,324,492

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$534,111	$478,882
Accrued expenses	40,237	42,242
Customer deposits	174,975	180,269
Securitization facility	341,000	280,000
Current portion of notes payable and other obligations	179,359	140,354

Total current liabilities	1,269,682	1,121,747

Notes payable and other obligations, less current portion	274,883	278,429
Deferred income taxes	133,310	112,880

Total noncurrent liabilities	408,193	391,309

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized, 114,801,901 shares issued and 82,920,231 shares outstanding at March 31, 2012; and 475,000,000 shares authorized, 113,741,883 shares issued and 81,860,213 shares outstanding at December 31, 2011	114	114
Additional paid-in capital	486,657	466,203
Retained earnings	576,577	534,498
Accumulated other comprehensive loss	(4,644)	(13,716)
Less treasury stock, 31,881,670 shares at March 31, 2012 and December 31, 2011	(175,663)	(175,663)

Total stockholders’ equity	883,041	811,436

Total liabilities and stockholders’ equity	$2,560,916	$2,324,492

FleetCor Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Operating activities
Net income	$42,079	$32,335
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	3,119	2,725
Stock-based compensation	3,834	4,141
Provision for losses on accounts receivable	4,957	3,847
Amortization of deferred financing costs	510	466
Amortization of intangible assets	7,276	4,600
Amortization of premium on receivables	816	816
Deferred income taxes	(17)	(340)
Changes in operating assets and liabilities (net of acquisitions):
Restricted cash	(1,447)	(3,978)
Accounts receivable	(183,976)	(132,635)
Prepaid expenses and other current assets	(1,889)	(3,035)
Other assets	(37,821)	(1,114)
Excess tax benefits related to stock-based compensation	(8,883)	(787)
Accounts payable, accrued expenses and customer deposits	57,508	84,165

Net cash used in operating activities	(113,934)	(8,794)

Investing activities
Acquisitions, net of cash acquired	(10)	—
Purchases of property and equipment	(3,563)	(2,594)

Net cash used in investing activities	(3,573)	(2,594)

Financing activities
Excess tax benefits related to stock-based compensation	8,883	787
Borrowings (payments) on securitization facility, net	61,000	10,000
Deferred financing costs paid	(681)	(550)
Proceeds from issuance of common stock	7,737	484
Principal payments on notes payable	(3,750)	(1,729)
Borrowings from revolver and swing line of credit, net	38,960	—

Net cash provided by financing activities	112,149	8,992

Effect of foreign currency exchange rates on cash	7,318	7,371

Net increase in cash and cash equivalents	1,960	4,975
Cash and cash equivalents, beginning of period	285,159	114,804

Cash and cash equivalents, end of period	$287,119	$119,779

Supplemental cash flow information
Cash paid for interest	$4,028	$4,182

Cash paid for income taxes	$6,004	$3,103

Exhibit 1

RECONCILIATION OF NON-GAAP MEASURES

(In thousands, except shares and per share amounts)

(Unaudited)

The following table reconciles revenues, net to adjusted revenues:

	Three Months Ended March 31,
	2012	2011
Revenues, net	$146,165	$111,005
Merchant commissions	10,393	8,277

Total adjusted revenues	$135,772	$102,728

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:

	Three Months Ended March 31,		Year Ended 2011
	2012	2011
Net income	$42,079	$32,335	$147,335

Stock based compensation	3,834	4,141	21,743
Amortization of intangible assets	7,276	4,600	19,590
Amortization of premium on receivables	816	816	3,266
Amortization of deferred financing costs	510	466	1,864
Loss on extinguishment of debt	—	—	2,669

Total pre-tax adjustments	12,436	10,023	49,132

Income tax impact of pre-tax adjustments at the effective tax rate	(3,761)	(3,150)	(14,805)

Adjusted net income	$50,754	$39,208	$181,662

Adjusted net income per diluted share	$0.60	$0.47	$2.17

Diluted shares	85,164	83,378	83,654

Exhibit 2

Key Operating Metrics

(In thousands, except revenues, net per transaction and adjusted revenues per transaction)

(Unaudited)

Transaction Volume, Revenues and Adjusted Revenue, Per Transaction and by Segment

	Three Months Ended March 31,
	2012	2011	Change	% Change
NORTH AMERICA
- Transactions	36,665	36,157	508	1.4%
- Revenues, net per transaction	$2.26	$1.98	$0.28	14.1%
- Revenues, net	$82,812	$71,585	$11,227	15.7%

INTERNATIONAL[2]
- Transactions[2]	35,760	10,811	24,949	230.8%
- Revenues, net per transaction[2]	$1.77	$3.65	$(1.88)	-51.4%
- Revenues, net	$63,353	$39,420	$23,933	60.7%

FLEETCOR CONSOLIDATED REVENUES[2]
- Transactions[2]	72,425	46,968	25,457	54.2%
- Revenues, net per transaction[2]	$2.02	$2.36	$(0.34)	-14.6%
- Revenues, net	$146,165	$111,005	$35,160	31.7%

FLEETCOR CONSOLIDATED ADJUSTED REVENUES[1,2]
- Transactions[2]	72,425	46,968	25,457	54.2%
- Adjusted Revenues per transaction[2]	$1.87	$2.19	$(0.32)	-14.3%
- Adjusted Revenues	$135,772	$102,728	$33,044	32.2%

[1]

Adjusted revenues is a non-GAAP financial measure defined as revenues, net less merchant commissions. The Company believes this measure is a more effective way to evaluate the Company's revenue performance. Refer to Exhibit 1 for a reconciliation of revenues, net to adjusted revenues.

[2]	The presentation of prior quarters presented herein has been conformed to the current period presentation that eliminates certain intercompany transactions.

Sources of Revenue3

	Three Months Ended March 31,
	2012	2011	Change	% Change
Revenue from customers and partners	48.8%	55.5%	-6.7%	-12.1%
Revenue from merchants and networks	51.2%	44.5%	6.7%	15.1%

Revenue tied to fuel-price spreads	15.1%	16.4%	-1.3%	-7.9%
Revenue influenced by absolute price of fuel	19.2%	22.0%	-2.8%	-12.7%
Revenue from program fees, late fees, interest and other	65.7%	61.6%	4.1%	6.7%

[3]	Expressed as a percentage of consolidated revenue.

Exhibit 3

GAAP Segment Results

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues, net:
North America	$82,812	$71,585
International[1]	63,353	39,420

	$146,165	$111,005

Operating income:
North America	$38,113	$31,192
International[1]	26,362	19,295

	$64,475	$50,487

Depreciation and amortization:
North America	$4,994	$4,942
International[1]	6,726	3,665

	$11,720	$8,607

Capital expenditures:
North America	$2,095	$1,485
International[1]	1,468	1,109

	$3,563	$2,594

[1]	The results from our Mexican business acquired during the third quarter of 2011 and Allstar business acquired during the fourth quarter of 2011 are reported in our International segment.